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                                                                   EXHIBIT 10.38

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

         This Amendment No. 3 to Employment Agreement (this "Amendment No. 3") is made effective as of July 23, 2003, by and between La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), and Steven B. Engle ("Executive").

         WHEREAS, Executive and the Company are parties to that certain Employment Agreement dated as of December 30, 1993 (the "Original Employment Agreement"), as amended by Amendment No. 1 to Employment Agreement, dated as of June 26, 1997 ("Amendment No. 1"), and Amendment No. 2 to Employment Agreement, dated as of September 16, 1999 ("Amendment No. 2"), and pursuant to which Executive is employed by the Company (the Original Employment Agreement, Amendment No. 1, and Amendment No. 2, being collectively referred to herein as the "Agreement"); and

         WHEREAS, Executive and the Company desire to amend the Agreement as set forth herein in consideration of Executive's ongoing employment.

         NOW, THEREFORE, the Company and Executive hereby agree as follows:

         1. Section 4(a)(i) of Amendment No. 2 shall be deleted in its entirety and replaced with the following:

                  "(i) the Company (or its successor, as the case may be) shall pay to Executive a severance payment (the "Severance Payment") equal to the then-current Base Salary for a period of twenty-four (24) full calendar months from the date of termination of Executive's employment (the "Termination Date"); and"

         2. Section 4(a)(ii) of Amendment No. 2 shall be deleted in its entirety and replaced with the following:

                  "(ii) the Company (or its successor, as the case may be) shall continue, at its sole expense, all medical, dental and life insurance coverage for Executive and his family on similar terms until the earlier of (A) twenty-four (24) full calendar months from the Termination Date, or (B) such time as Executive receives similar paid coverage from another employer; and"

         3. Nothing in this Amendment No. 3 shall be construed to limit benefits to which Executive is entitled under the Agreement. Except as expressly amended hereby, the Agreement remains in full force and effect as written.

         4. This Amendment No. 3 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, Executive and the Company have entered into this
Amendment No. 3 as of the date written above.

LA JOLLA PHARMACEUTICAL COMPANY                                      EXECUTIVE

By: /s/ Gail A. Sloan                                        /s/ Steven B. Engle
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    Gail A. Sloan                                            Steven B. Engle
    Senior Director of Finance, Controller, and Secretary